                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement     / / Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement


/ / Definitive Additional Materials


/ / Soliciting Material Pursuant
    to Rule 14a-11(c) or
    Rule 14a-12

                                 USTRAILS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:  N/A

  (2) Aggregate number of securities to which transaction applies:  N/A

  (3) Per unit price or other underlying value of transaction compute pursuant to Exchange Act Rule 0-11: N/A

  (4) Proposed maximum aggregate value of transaction:  N/A

  (5) Total fee paid:  N/A

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

  (1)  Amount Previously Paid:  N/A

  (2)  Form, Schedule or Registration Statement No.:  N/A

  (3)  Filing party:  N/A

  (4)  Date filed:  N/A

                                 USTRAILS INC.
                          2711 LBJ FREEWAY, SUITE 200
                             DALLAS, TEXAS  75234


                 NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                          TO BE HELD DECEMBER 7, 1995


To the Stockholders:

     The Company cordially invites you to attend the Annual Meeting of the Stockholders of USTrails Inc., a Nevada corporation (the "Company"), at the offices of the Company, 2711 LBJ Freeway, Suite 200, Dallas, Texas on December 7, 1995, at 10:00 a.m., for the following purposes:

       1. The election of the directors of the Company, who will serve until the election and qualification of their successors.

       2. The ratification of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1996.

       3. The transaction of such other business as may properly come before the meeting and any adjournment thereof.

          The board of directors of the Company has established the close of business on November 7, 1995, as the record date for the determination of stockholders entitled to notice of this meeting and to vote thereat and at any adjournment thereof.

                                 By Order of the Board of Directors

                                 /s/ WALTER B. JACCARD

                                 WALTER B. JACCARD
                                 Vice President, General Counsel, and Secretary


Dallas, Texas
November 10, 1995

          If you cannot be present at the annual meeting, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD in the enclosed stamped and addressed envelope so that proxyholders may vote your shares at the meeting. If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

                                 USTRAILS INC.

                                PROXY STATEMENT

                       ANNUAL MEETING OF THE STOCKHOLDERS
                          TO BE HELD DECEMBER 7, 1995


                                  INTRODUCTION

          The board of directors (the "Board of Directors") of USTrails Inc., a Nevada corporation (the "Company"), hereby solicits your proxy on behalf of the Company for use at the Annual Meeting of the Stockholders of the Company and any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the principal executive offices of the Company at 2711 LBJ Freeway, Suite 200, Dallas, Texas 75234, on December 7, 1995, at 10:00 a.m. The telephone number of the Company's principal executive offices is (214) 243-2228.

          The Company mailed this proxy statement and the accompanying proxy on or about November 10, 1995.


                         PURPOSES OF THE ANNUAL MEETING

          At the Annual Meeting, the stockholders of the Company (the "Stockholders") will vote upon the following matters:

       1. The election of the directors of the Company, who will serve until the election and qualification of their successors.

       2. The ratification of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent certified public accountants for the fiscal year ending June 30, 1996.

       3. The transaction of such other business as may properly come before the meeting and any adjournment thereof.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors recommends that you vote to:

       1. Elect as directors the nominees named in this proxy statement and the accompanying proxy.

       2. Ratify Arthur Andersen as the Company's independent certified public accountants.


                             RECORD DATE AND VOTING

          The Board of Directors established the close of business on November 7, 1995, as the record date for the determination of Stockholders entitled to notice of the Annual Meeting and to vote thereat and at any adjournment thereof. On that date, the Company had issued and outstanding 3,702,726 shares of common stock, par value $.01 per share (the "Common Stock"). The Company did not have any other shares of capital stock outstanding.

          Each Stockholder will be entitled to one vote per share of Common Stock in connection with the election of each of the six directors, the ratification of the independent certified public accountants, and each other matter that may be properly brought before the Annual Meeting. The Stockholders do not possess cumulative voting rights.

          The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding will constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. The election of each of the six nominees for director requires the affirmative vote of the holders of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. Votes may be cast for a nominee or withheld. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in such nominee(s) receiving fewer votes. However, the number of votes otherwise received by such nominee(s) will not be reduced by such action. The ratification of Arthur Andersen as the Company's independent certified public accountants requires the affirmative vote of the holders of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. With respect to this proposal, an abstention with respect to shares present or represented at the meeting will have the same effect as withholding authority with respect to the election of directors or voting against the matter. Under the rules of the New York and American Stock Exchanges, if a broker forwards this proxy statement and the accompanying material to its customers at least fifteen days before the Annual Meeting, the broker may vote the customers' shares of Common Stock on the proposals to elect directors and ratify the independent public accountants if the broker does not receive voting instructions from the customer by the tenth day before the meeting.

          Proxyholders will vote the shares of Common Stock represented by valid proxies at the meeting in accordance with the directions given. If a Stockholder signs and returns a proxy card without giving any directions, the proxyholders will vote the shares for the election of the six nominees for director named in this proxy statement and the accompanying proxy and for the ratification of Arthur Andersen as the Company's independent certified public accountants. The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting requiring a Stockholder vote other than the election of the directors and the ratification of the independent certified public accountants. If other matters requiring the vote of the Stockholders come before the Annual Meeting, the proxyholders intend to vote the proxies that they hold in accordance with their best judgment.

          A Stockholder has the unconditional right to revoke such Stockholder's proxy at any time prior to the voting thereof by (i) submitting a later dated proxy to the Company or someone else who attends the Annual Meeting, (ii) attending the Annual Meeting and delivering a written notice of revocation of the proxy to an officer of the Company present thereat, or (iii) delivering a written notice of revocation of the proxy to the principal executive offices of the Company, which the Company receives on or before December 6, 1995.

          The Company will bear the cost of soliciting the accompanying proxies. The directors, officers, and other employees of the Company may solicit proxies by mail, personal interview, telephone, or facsimile transmission. They will receive no additional compensation therefor. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for the reasonable expenses that they incur when forwarding this proxy statement and the accompany proxy to the beneficial owners of shares of Common Stock.


                             ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

          The Stockholders will vote for the election of all six directors of the Company, who will serve until the election and qualification of their successors. If any nominee is unavailable for election as a result of unforeseen circumstances, the proxyholders will vote for the election of such substitute nominee as the Board of Directors may propose.

          Each of the nominees, except Mr. Leopold, is a current director of the Company. Pursuant to the Company's plan of reorganization (the "Plan") in the Company's bankruptcy case under Chapter 11 ("Chapter 11") of the Bankruptcy Code, the Official Committee of Unsecured Creditors in the Company's Chapter 11 case (the "Creditors' Committee") designated Messrs. Boas, Kovacs, Mathis, and Nelson as directors of the Company upon the Company's emergence from its Chapter 11 proceedings on December 31, 1991. Messrs. Boas and Kovacs were members of the Creditors' Committee. Mr. Kovacs served as an advisory director from December 3, 1992 to December 2, 1993. The Board of Directors elected Mr. Shaw a director in May 1995 when he became the Company's Chief Executive Officer. The Board of Directors selected Mr. Leopold as a nominee for director in October 1995, at the recommendation of the Nominating Committee.

          Each nominee has furnished to the Company the following information with respect to his principal occupation or employment, principal business, and directorships of public companies.


                               OFFICES AND
                                POSITIONS
                                WITH THE       DIRECTOR     BOARD COMMITTEE
           NAME          AGE     COMPANY        SINCE         MEMBERSHIPS
------------------------ ---  -------------  ------------  -----------------
Andrew M. Boas            40      None         December    Audit, Compensation,
                                                 1991       Marketing, and
                                                            Nominating


William P. Kovacs         49      None         December    Audit, Compensation,
                                                 1991       and Special
                                                            Committee of
                                                            Independent
                                                            Directors


Donald R. Leopold         45      None         Nominee           None

H. Sean Mathis            48      None         December    Audit, Compensation,
                                                 1991       Nominating, and
                                                            Special Committee
                                                            of Independent
                                                            Directors


Douglas K. Nelson         53      None         December    Audit, Compensation,
                                                 1991       and Marketing


William J. Shaw           52   Chairman of     May 1995          None
                               the Board,
                               Chief Executive
                               Officer, and
                               President

          Since November 1986, Andrew M. Boas has been a general partner of Carl Marks Management Co., LP ("CM Management"), an advisory and management firm that is the general partner of investment partnerships and managed accounts specializing in investments in troubled companies. Mr. Boas also has been (i) a Managing Director of Carl Marks & Co., Inc., a broker-dealer firm, since December 1977, (ii) a director of CMCO Inc., an investment banking firm, since March 1988, (iii) a director of Herman's Sporting Goods, Inc., since March 1993,
(iv) a director of Pratt & Lambert United, Inc., a manufacturer of consumer and industrial coatings, since August 1994, (v) a director of Sport and Health, LLC, an operator of fitness centers, since October 1993, and (vi) a director of Vertientes Camaguey Sugar Company, a holding company, since November 1994. Mr. Boas also served as a director of American Corp. LTD, an Australian company that invests in the securities of companies located in the United States, from January 1988 to February 1992, and a director of Smith Newcourt, Carl Marks, Inc., a broker-dealer firm, from March 1988 to June 1990.

          From October 1989 to August 1995, William P. Kovacs was a Vice President and Assistant Secretary of Kemper Financial Services, Inc., the investment management subsidiary of Kemper Corp. From June 1981 to September 1989, Mr. Kovacs held various legal positions with the Principal Financial Group, Des Moines, Iowa.

          Since November 1991, Donald R. Leopold has been a senior partner of Sherbrooke Associates, Inc., a marketing, strategic planning, and organization development consulting firm. From May 1994 to September 1995, Sherbrooke Associates, Inc. performed consulting services for the Company with respect to its marketing and sales operations, and Mr. Leopold was primarily responsible for the consulting work performed for the Company. From 1984 to November 1991, Mr. Leopold was President of Game Plan, Inc., a management consulting firm. He is also a director of Jullian's Entertainment Corporation, an owner and operator of alternative entertainment centers.

          Since October 1992, H. Sean Mathis has been President and a director of RCL Capital Corporation and a managing director of RCL Capital Partners, an advisory firm. From May 1988 to November 1993, Mr. Mathis was a director and the Chief Operating Officer of Ameriscribe Corporation, a national provider of reprographic and related facilities management services. Ameriscribe Corporation was sold to Pitney Bowes in November 1993. From August 1992 to May 1994, Mr. Mathis was the Federal Court Appointed Trustee for International Wire News Service Liquidation Corporation, formerly United Press International ("UPI"). From November 1991 to July 1992, Mr. Mathis was Vice Chairman and a director of UPI, which was then a news syndication service. In August 1991, as part of a restructuring program, UPI filed for protection under the Bankruptcy Code. Mr. Mathis was a managing director of International Financial Group, Inc., a merchant banking firm, from 1987 to 1990. He is also a director of Allis-Chalmers Manufacturing, Inc., an industrial manufacturer, Allied Digital Technologies Corp., a duplicator of audio and video devices, and Canadian's Corp., a specialty retailer.

          Since April 1976, Douglas K. Nelson has been President of Strategic Directions, a management consulting firm which focuses on businesses in the areas of leisure, sports, and entertainment. From February 1970 through March 1976, Mr. Nelson was an associate with McKinsey and Co., Inc., a management consulting firm.

          Since May 1995, William J. Shaw has been the President, Chief Executive Officer, and a director of the Company. In July 1995, Mr. Shaw became Chairman of the Board of Directors of the Company and the President and Chief Executive Officer of Thousand Trails, Inc. ("Trails") and National American Corporation ("NACO") . From February 1989 to November 1993, Mr. Shaw was a director and the President and Chief Executive Officer of Ameriscribe Corporation, a national provider of reprographic and related facilities management services. Ameriscribe Corporation was sold to Pitney Bowes in November 1993. From 1983 to January 1989, Mr. Shaw was the President and Chief Executive Officer of Grandy's, a Dallas based chain of fast service restaurants.

                               SECURITY OWNERSHIP

          The following table sets forth the persons and groups who beneficially own more than 5% of the Common Stock as of November 7, 1995. The Company compiled this information from its stock records, the Schedules 13D and 13G filed with the Company, and other information available to the Company. Unless otherwise indicated, these persons possess sole voting and investment power with respect to the shares that they beneficially own.

                                                  NUMBER OF SHARES         PERCENTAGE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED      OUTSTANDING SHARES
---------------------------------------         --------------------    -------------------
Andrew M. Boas........................               1,778,553/1/          45.52%/1/
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York  10022

Carl Marks Management Co., LP.........               1,762,811/1/          45.23%/1/
135 East 57th  Street
New York, New York  10022

Carl Marks Strategic Investments, LP..               1,363,100/1/          34.98%/1/
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York  10022

Peter M. Collery......................                 647,513/2/           17.49%/2/
c/o Siegler & Collery & Co.
712 Fifth Avenue
New York, NY  10019

Pacholder Associates, Inc.............               204,010/3/              5.22%/3/
8044 Montgomery Road, Suite 382
Cincinnati, Ohio  45236

Mr. Robert C. Ruocco..................             1,762,811/1/              45.23%/1/
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York  10022

SC Fundamental Inc....................               425,113/2/              11.48%/2/
712 Fifth Avenue
New York, NY  10019

SC Fundamental Value BVI, Inc.........               222,400/2/               6.01%/2/
712 Fifth Avenue
New York, NY  10019

Gary N. Siegler.......................               647,513/2/               17.49%/2/
c/o Siegler & Collery & Co.
712 Fifth Avenue
New York, NY  10019


                                                  NUMBER OF SHARES         PERCENTAGE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED      OUTSTANDING SHARES
---------------------------------------         --------------------    -------------------
The SC Fundamental Value Fund, LP.....               425,113/2/               14.48%/2/
712 Fifth Avenue
New York, NY  10019

Martin J. Whitman.....................             1,907,599/1/               48.95%/1/
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York 10022

-----------------------------
 /1/ The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. Carl Marks Strategic Investments, LP ("CM Strategic") owns 1,168,579 shares and is deemed to own an additional 194,521 shares because it owns warrants to acquire 194,521 shares at a price of $4.24 per share. CM Management is the general partner of CM Strategic. CM Management, therefore, beneficially owns all of the shares of Common Stock that CM Strategic beneficially owns. In addition, CM Management beneficially owns 120,000 shares of Common Stock that are owned by Carl Marks Strategic Investments II, LP ("CMSI"), because CM Management is the general partner of CMSI. Moreover, CM Management beneficially owns 279,711 shares because it has investment discretion over advisory accounts that own these shares. Messrs. Boas, Ruocco, and Whitman are each a general partner of CM Management. Messrs. Boas, Ruocco, and Whitman, therefore, beneficially own all of the shares of Common Stock that CM Management beneficially owns. In addition, Mr. Boas (i) owns 4,684 shares of Common Stock, (ii) is deemed to own an additional 10,000 shares because he owns options to acquire 5,000 shares at a price of $2.75 per share and 5,000 shares at a price of $.79 per share, and (iii) beneficially owns 1,058 shares because he is a co-trustee of a trust that owns these shares. In addition, Mr. Whitman (i) owns 2,850 shares of Common Stock, (ii) beneficially owns 34,746 shares that are owned by Martin J. Whitman & Co., Inc. ("MJ Whitman") as he is a principal stockholder of MJ Whitman, and (iii) beneficially owns 107,192 shares because he is affiliated with the investment advisor to a registered investment company that owns these shares. CM Strategic, CM Management, and Messrs. Boas, Ruocco, and Whitman disclaim the existence of a group. The reported voting and investment power over these shares is as follows (i) CM Strategic - sole voting and investment power over 1,363,100 shares, (ii) CM Management - sole voting and investment power over 1,762,811 shares, (iii) Mr. Boas - sole voting and investment power over 15,742 shares and shared voting and investment power over 1,762,811 shares, (iv) Mr. Ruocco - shared voting and investment power over 1,762,811 shares, and (v) Mr. Whitman - sole voting and investment power over 144,788 shares and shared voting and investment power over 1,762,811 shares. The following table shows the beneficial ownership of the shares of Common Stock described in this footnote:

                                  (continued)

(Footnotes continued)
                                                CM             CM                        MR.           MR.
                                             STRATEGIC     MANAGEMENT     MR. BOAS     RUOCCO        WHITMAN
                                          -------------  ------------    ----------  ---------    ------------
Shares Owned by CM Strategic............     1,168,579       1,168,579   1,168,579    1,168,579     1,168,579

Warrants Owned by CM Strategic..........       194,521         194,521     194,521      194,521       194,521

Shares Owned by CMSI                                           120,000     120,000      120,000       120,000

Shares Over Which CM Management
 Possesses Investment Discretion........                       279,711     279,711      279,711       279,711


Shares Owned by Mr. Boas................                                     4,684

Options Owned by Mr. Boas...............                                    10,000

Shares Held in Trust Over Which Mr.
 Boas is a Co-Trustee...................                                     1,058


Shares Owned by Mr. Whitman.............                                                                2,850

Shares Owned by MJ Whitman in Which Mr.
 Whitman is a Principal Stockholder.....                                                               34,746


Shares Owned by a Registered Investment
 Company Whose Investment Advisor is
 Affiliated with Mr. Whitman............                                                              107,192
                                          ------------       ---------   ---------    ---------     ---------
       Total............................     1,363,100       1,762,811   1,778,702    1,762,811     1,907,599
                                          ============       =========   =========    =========     =========
Percentage of Outstanding Shares........         34.98%          45.23%      45.52%       45.23%        48.95%

/2/ The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. SC Fundamental Value Fund, LP, a Delaware limited partnership (the "Fund") owns 425,113 shares. SC Fundamental Inc., a Delaware corporation ("SC") is the general partner of the Fund and, therefore, beneficially owns all of the shares of the Common Stock that the Fund owns. SC Fundamental Value BVI, Inc., a Delaware corporation ("BVI") owns 222,400 shares. Gary N. Siegler is a controlling stockholder and the president and a director of SC and BVI. Peter M. Collery is also a controlling stockholder and a vice president and director of SC and BVI. Messrs. Siegler and Collery are in a position to directly and indirectly determine the investment and voting decisions made by SC and BVI and, therefore, are deemed to beneficially own all of the shares of Common Stock that the Fund and BVI own.

/3/ Pacholder Associates, Inc. is deemed to beneficially own 204,010 shares because its clients own warrants to acquire 204,010 shares of Common Stock at a price of $4.24 per share.

          The following table sets forth the number of shares of Common Stock beneficially owned as of November 7, 1995, by each nominee for director, each officer named in the summary compensation table below, and all nominees for director and executive officers of the Company as a group. The Company obtained this information from its nominees for director and officers. Unless otherwise indicated, these individuals possess sole voting and investment power with respect to the shares that they beneficially own.


                                                NUMBER
                                              OF SHARES                      PERCENTAGE OF
NAME                                      BENEFICIALLY OWNED              OUTSTANDING SHARES
------                                   --------------------            --------------------
Andrew M. Boas..........................       1,778,553/1/                      45.52%

Charles C. Davis........................          62,947                          1.70%

William F. Dawson.......................          45,000/2/                       1.21%

Donald W. Hair..........................             -0-                             0%

Walter B. Jaccard.......................         25,000/2/                           *

William P. Kovacs.......................         60,000/2/                        1.62%

Donald R. Leopold.......................            -0-                              0%

H. Sean Mathis..........................         10,000/2/                           *

Douglas K. Nelson.......................         10,000/2/                           *

William J. Shaw.........................            -0-                              0%

Harry J. White, Jr......................         57,500/2/                        1.54%

All nominees for director and executive
 officers as a group (9 individuals)....       1,941,053/2/                      48.80%/3/

-------------------
/1/ See footnote number 1 to the preceding table for a description of Mr. Boas' beneficial ownership of Common Stock.

/2/ The shares of Common Stock beneficially owned by the following individuals include vested stock options for the number of shares following their name: Mr. Boas, 10,000; Mr. Dawson, 25,000; Mr. Jaccard, 15,000; Mr. Kovacs, 10,000; Mr.
 Mathis, 10,000; Mr. Nelson, 10,000; Mr. White, 25,000; and all nominees for director and executive officers as a group, 80,000.

/3/ Includes only the nine nominees for director and executive officers of the Company as of November 7, 1995, and excludes Messrs. Davis, Dawson, and Hair.

* Less than 1%.

       The Company's articles of incorporation limit certain transactions involving the Company. In addition to state law requirements, the articles of incorporation require an affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares of Common Stock to authorize certain going-private transactions. The articles of incorporation also require authorization and approval of two-thirds of the Board of Directors prior to certain issuances or sales of shares of Common Stock.

                               BOARD OF DIRECTORS

       MEETINGS. During the fiscal year ended June 30, 1995, the Board of Directors held one regularly scheduled meeting and nine special meetings. Each director attended at least 75% or more of all meetings of: (i) the Board of Directors held during the periods for which he was a director, and (ii) the committees to which he was assigned during the periods that he served.

       COMPENSATION. Directors who are not employees of the Company receive a retainer of $24,000 per year and $500 for each day that they attend meeting(s) of the Board of Directors or committee(s) thereof. The Company also reimburses such directors for their travel and lodging expenses when attending meetings. The following table summarizes amounts paid to each director and nominee for director during the year ended June 30, 1995, excluding reimbursements of travel and lodging expenses.

                               ANNUAL       AMOUNT PAID                      STOCK OPTIONS
        NAME                  RETAINER     FOR MEETINGS     CONSULTING FEES     GRANTED
      -------                ----------   --------------   ----------------- --------------
 Andrew M. Boas                $24,000          $3,500              -0-          5,000

 Charles C. Davis/1/               -0-             -0-              -0-            -0-

 William P. Kovacs              24,000           3,500              -0-          5,000

 Donald R. Leopold/2/              -0-             -0-         $291,875            -0-

 H. Sean Mathis/3/              24,000           3,500           35,000          5,000

 Douglas K. Nelson/4/           24,000           3,500           10,777          5,000

 William J. Shaw/1/                -0-             -0-              -0-            -0-


/1/ Messrs. Davis and Shaw did not receive additional compensation for serving as directors of the Company.

/2/ From May 1994 to September 1995, Sherbrooke Associates, Inc. served as a consultant to the Company with respect to its marketing and sales operations, and these fees were paid to Sherbrooke Associates, Inc. Mr. Leopold is a senior partner of Sherbrooke Associates, Inc. and was primarily responsible for the consulting work performed for the Company.

/3/ Mr. Mathis was paid a consulting fee in connection with the hiring of Mr.
    Shaw.

/4/ Mr. Nelson periodically serves as a consultant to the Company with respect to marketing and strategic planning issues.

       AUDIT COMMITTEE. The Board of Directors has an Audit Committee (the "Audit Committee"), presently composed of Messrs. Boas, Kovacs, Mathis, and Nelson, and Robert M. Galecke. Mr. Galecke's term as a director will end at the Annual Meeting. Pursuant to its charter, the Audit Committee (i) reviews the Company's systems of internal accounting controls and financial reporting, (ii) reviews the Company's internal audit function, (iii) approves the selection of the Company's independent certified public accountants, and (iv) reviews the reports that the Company's independent certified public accountants render on the Company's financial statements and other matters. The Audit Committee also performs such other duties and functions as it or the Board of Directors deem appropriate. During the fiscal year ended June 30, 1995, the Audit Committee held three meetings.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Board of Directors has a Compensation Committee (the "Compensation Committee"), presently composed of Messrs. Boas, Galecke, Kovacs, Mathis, and Nelson. Mr. Boas is deemed to beneficially own more than 5% of the Common Stock, and Mr. Galecke was formerly an officer of the Company. The Compensation Committee recommends to the Board of Directors (i) the base salaries and bonuses of the officers of the Company and (ii) the awards that the Company should make under its stock plans. During the fiscal year ended June 30, 1995, the Compensation Committee held one meeting.

       MARKETING COMMITTEE. The Board of Directors has a Marketing Committee that reviews sales and marketing programs, direction, and other issues with the Company's senior management. The Marketing Committee is presently composed of Messrs. Boas, Galecke, and Nelson. During the fiscal year ended June 30, 1995, the Marketing Committee held ten meetings.

       NOMINATING COMMITTEE. The Board of Directors has a Nominating Committee (the "Nominating Committee"), presently composed of Messrs. Boas and Mathis, which recommends to the Board of Directors the individuals to be nominated for director at the annual meeting of Stockholders. The Nominating Committee will consider nominees for director recommended by any Stockholder. To make such a recommendation with respect to directors to be elected at the 1996 annual meeting, a Stockholder should contact the Company at its principal executive offices on or before the deadline for submitting Stockholder proposals set forth on the last page of this proxy statement. During the fiscal year ended June 30, 1995, the Nominating Committee held one meeting.

       SPECIAL COMMITTEE.   The Board of Directors has a Special Committee of
independent directors that is authorized to review and make recommendations to the full Board of Directors regarding recapitalization and reorganization alternatives for the Company. This Special Committee is presently composed of
Messrs. Galecke, Kovacs, and Mathis.   During the fiscal year ended June 30,
1995, the Special Committee held one meeting.


                      REPORT OF THE COMPENSATION COMMITTEE

       The Company's executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee is to review and approve salaries and other compensation of the principal officers of the Company, including those individuals listed in the compensation tables in this proxy statement.

       OVERALL POLICY. The Compensation Committee's compensation policies are intended to (i) provide incentives for certain executive officer performance that results in continuing improvements in the Company's financial results and
(ii) align the interests of the Company's executives and the holders of its securities by providing for payment of compensation based on increases in the value of such securities.

       ANNUAL COMPENSATION. The Compensation Committee establishes annual salary levels by evaluating individual performance with input from the Chief Executive Officer. In addition, certain executive officers are also eligible for annual incentive awards. These awards are designed to place a portion of the executive's annual compensation at risk, based on corporate performance measured by revenues, expenses, and achievement of strategic objectives.

       For fiscal 1995, the Compensation Committee did not increase the base salaries of the Company's executive officers, and their base salaries continued
at the same level as fiscal 1994.   In fact, Mr. Davis' base salary remained at
the same level originally set when the Company emerged from Chapter 11 on December 31, 1991. Similarly, Mr. White's base salary remained at the same level originally approved by the Compensation Committee in June 1992 at the time Mr. White joined the Company as its Chief Financial Officer. In addition, Mr. Jaccard's base salary remained at the same level originally approved by the Compensation Committee upon Mr. Jaccard's appointment as the Company's General Counsel in December 1992. Furthermore, the base salaries of Messrs. Dawson and Hair remained at the same level originally approved by the Compensation Committee in October 1992. At the same time, for the three officers eligible for incentive awards (Messrs. Dawson, Hair, and White), the awards made in fiscal 1995 were lower than in fiscal 1994.

       In May 1995, Mr. Davis resigned and Mr. Shaw was appointed the Company's new President and Chief Executive Officer. In connection with this appointment, the Company entered into an employment agreement with Mr. Shaw, which was negotiated between Mr. Boas and Mr. Shaw and subsequently approved by the Compensation Committee and the full Board of Directors. Under this employment agreement, Mr. Shaw's salary is not less than $250,000 per year. If the Company terminates Mr. Shaw, other than for cause, the Company must pay Mr. Shaw a severance payment equal to one year of his salary. In addition, if the Company's major shareholder sells 42% or more of the outstanding Common Stock to an unaffiliated person prior to the date the Company completes a recapitalization or reorganization, the Company must pay Mr. Shaw a change in control bonus equal to two times his annual salary.

       Mr. Shaw's employment agreement also provides that he may receive a one-time bonus equal to 4% to 6% of the amount by which the aggregate market value of the Company's outstanding securities exceeds $75 million at the time he elects to receive the bonus. Mr. Shaw's right to receive this bonus vests 50% on May 11, 1995, another

25% on May 11, 1996, and another 25% on May 11, 1997, although Mr. Shaw may not exercise his right to receive the bonus before January 1, 1996. The Company has obtained an irrevocable standby letter of credit in the amount of $1.5 million on which Mr. Shaw may draw all or part of this bonus if the Company fails to pay the bonus after receiving a request from Mr. Shaw. The Company has deposited $1.5 million with the bank that issued the letter of credit with respect to the Company's reimbursement obligation to the bank in the event Mr. Shaw draws upon the letter of credit.

       In September 1995, Mr. Gelinas was appointed the Company's new Vice President of Sales and Marketing. In connection with this appointment, the Company entered into an employment agreement with Mr. Gelinas, which was negotiated between Mr. Shaw and Mr. Gelinas and subsequently approved by the Compensation Committee and the full Board of Directors. Under this employment agreement, Mr. Gelinas' salary is not less than $130,000 per year, and he may receive a bonus each year at the discretion of the Company's Chief Executive Officer. If the Company terminates Mr. Gelinas, other than for cause, the Company must pay Mr. Gelinas a severance payment equal to one year of his salary.

       The Compensation Committee does not presently intend to increase the annual salaries of the executive officers of the Company and the principal officers of NACO and Trails for fiscal 1996. This decision is based on the recently negotiated employment agreements with Messrs. Shaw and Gelinas and, for the other officers, on corporate performance, including the Company's continuing losses.

       STOCK OPTIONS. Stock options were granted in fiscal 1993 to the executive officers of the Company and the principal officers of NACO and Trails to aid in the retention of these individuals and to align their interests with those of the Stockholders. The exercise price of these stock options exceeded the market price of the Common Stock on the date of grant and, therefore, these options provide value to the officers only with appreciation in stock prices. These stock options are currently 100% vested.

       Additional stock options were granted in September 1995 to the executive officers of the Company, other than Mr. Shaw, and the principal officers of NACO and Trails to aid in the retention of these individuals and to align their interests with those of the Stockholders. The exercise price of these stock options was equal to the market price of the Common Stock on the date of grant and, therefore, these options provide value to the officers only with appreciation in stock prices. In addition, the stock options will vest and become exercisable over a three year period at the rate of 33 1/3% per year.

       FISCAL 1995 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. As discussed above, for fiscal 1995, the Compensation Committee did not increase Mr. Davis' base salary, and it remained at the same level originally set when the Company emerged from Chapter 11 on December 31, 1991. Mr. Davis resigned as Chief Executive Officer in May 1995, and he ceased to be employed by the Company as of June 8, 1995. In connection with his departure, Mr. Davis was paid accrued vacation of $17,200 and severance of $250,000 in accordance with his employment agreement. He was also paid consulting fees of $57,300 during the period after his employment ended through August 31, 1995, in accordance with his severance agreement. In addition, for fiscal 1995, Mr. Davis received matching contributions of $1,208 from the Company under its 401(k) Plan.

       Also, as discussed above, in May 1995, Mr. Shaw was appointed the Company's new President and Chief Executive Officer. In connection with this appointment, the Company entered into an employment agreement with Mr. Shaw, which provides for an annual salary equal to the annual salary paid to Mr. Davis. In addition, Mr. Shaw's employment agreement provides that he may receive a one-time bonus equal to 4% to 6% of the amount by which the aggregate market value of the Company's outstanding securities exceeds $75 million at the time he elects to receive the bonus. This bonus was designed to provide value to Mr. Shaw only with appreciation above $75 million in the market value of the Company's securities, including the Common Stock and the Company's Secured Notes. Before approving the agreement with Mr. Shaw, the Compensation Committee obtained an opinion from an independent employment compensation consultant that the bonus and the other compensation payable to Mr. Shaw under the agreement was a reasonable compensatory arrangement for Mr. Shaw given the Company's present financial and operating condition and prospects.


Respectfully submitted,

Andrew M. Boas
Robert M. Galecke
William P. Kovacs
H. Sean Mathis
Douglas K. Nelson


                               EXECUTIVE OFFICERS

       The following table sets forth the current executive officers of the Company. Although each of these individuals has an employment agreement with the Company, they each serve at the pleasure of the Board of Directors.

           NAME              AGE                     OFFICES
          ------            ----                    ---------
  William J. Shaw             52  Chairman of the Board, President, and Chief
                                  Executive Officer

  Harry J. White, Jr.         41  Vice President, Chief Financial Officer,
                                  Chief Accounting Officer, and Treasurer

  R. Gerald Gelinas           49  Vice President of Sales and Marketing

  Walter B. Jaccard           42  Vice President, General Counsel,
                                  and Secretary

       William J. Shaw is also a director of the Company and his business experience is described above.

       Harry J. White, Jr. joined the Company as Vice President, Chief Financial Officer, and Chief Accounting Officer in June 1992. At that time, Mr. White also became a Vice President and the Chief Financial Officer of NACO and Trails. In September 1992, Mr. White became a director and the Chief Accounting Officer of NACO and Trails. In June 1995, Mr. White became the Company's Treasurer. From September 1988 through May 1992, Mr. White was the Chief Financial Officer of Cosmo World Corporation and its subsidiaries. During this period, Cosmo World Corporation was a holding company that owned Ben Hogan Company, a manufacturer of golf equipment, Pebble Beach Company, the owner and operator of golf courses and hotels in Pebble Beach, California, and other companies that owned residential and golf course developments. Cosmo World of Nevada, Inc., a subsidiary of Cosmo World Corporation, filed a Chapter 11 petition in December 1991. From June 1976 through August 1988, Mr. White practiced public accounting with the firm of Deloitte Haskins & Sells, now known as Deloitte & Touche. Mr. White is a Certified Public Accountant.

       R. Gerald Gelinas joined the Company in September 1995 as Vice President, Sales and Marketing for the Company, Trails, and NACO. From January 1988 through June 1995, Mr. Gelinas served as Senior Vice President, Marketing, for Club Corporation of America ("CCA"), an owner and manager of country clubs and golf courses. While with CCA, Mr. Gelinas also served as Chairman for two CCA subsidiaries, Associate Clubs International ("ACI") and Associate Club Publications ("ACPI"), from January 1992 through June 1995. ACI operates a fee-based network which provides members with various services including access to other CCA and non-CCA clubs, hotels, and resorts. ACPI produces and distributes a bi-monthly magazine to CCA members. From May 1984 through September 1988, Mr. Gelinas served as Senior Vice President, Marketing, for Ramada, Inc., which owns and manages hotel facilities.

       Walter B. Jaccard has been Vice President, General Counsel, and Secretary of the Company since December 1992. Mr. Jaccard has been a director of Trails and NACO since February 1992. He has been Vice President and General Counsel of Trails since January 1987 and Secretary since January 1988. He served as Associate General

Counsel from 1983 to 1986. Mr. Jaccard has also been Vice President and Assistant Secretary of NACO since August 1989, and he served as a director of Trails and NACO from May 1991 to June 1991.


                              INDEMNIFICATION

          Under the articles of incorporation of the Company, the Company must indemnify its present and former directors and officers for the damages and expenses that they incur in connection with threatened or pending actions, suits, or proceedings arising because of their status as directors and officers, provided that they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the Company (or with respect to any criminal action or proceeding, provided that they had no reasonable cause to believe that their conduct was unlawful). In connection with this indemnification obligation, the Company has entered into indemnification agreements with its directors and officers.

          The Company must advance funds to these individuals to enable them to defend any such threatened or pending action, suit, or proceeding. The Company cannot release such funds, however, until it receives an undertaking by or on behalf of the requesting individual to repay the amount if a court of competent jurisdiction ultimately determines that such individual is not entitled to indemnification. In connection with this obligation, the Company established a trust (the "Indemnification Trust") that will reimburse its present and former directors and officers for any indemnifiable damages and expenses that they incur and that will advance to them defense funds. On May 8, 1991, the Company contributed $500,000 to the Indemnification Trust. Pursuant to the trust agreement, interest on the Indemnification Trust corpus will become part of the trust estate.

          The Indemnification Trust will terminate on the earlier of (i) the execution by a majority of the beneficiaries of a written instrument terminating the trust, (ii) the exhaustion of the entire trust estate, or (iii) the expiration of ten years from the establishment of the trust. The Indemnification Trust may not terminate, however, if there is pending or threatened litigation with respect to a claim by a beneficiary against the Indemnification Trust, until (i) a final judgment in such proceeding, (ii) the execution and delivery of a statement by such beneficiary that assertion of a threatened claim is unlikely, or (iii) the expiration of all applicable statutes of limitations. The Company possesses a residuary interest in the trust estate upon termination of the Indemnification Trust.

          NACO and Trails also have indemnification obligations to their respective directors and officers. In connection therewith, NACO and Trails have contributed an aggregate of $500,000 to trusts. These trusts will reimburse NACO's and Trails' directors and certain officers for any indemnifiable damages and expenses that they incur and will advance defense funds to them.

                             EXECUTIVE COMPENSATION

          The following table sets forth, for the fiscal years ended June 30, 1995, 1994, and 1993, the cash compensation that the Company and its subsidiaries paid, as well as other compensation paid or accrued for these years, to the Company's Chief Executive Officer and former Chief Executive Officer, to the two other executive officers of the Company at June 30, 1995, and to the two most highly compensated officers of the Company's subsidiaries, who are not considered executive officers for reporting purposes.

                           SUMMARY COMPENSATION TABLE


                                                      ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                        --------------------------------------- ---------------------------------------------
                                                                                         AWARDS               PAYOUTS
                                                                                ----------------------- ---------------------
                                                                       OTHER     RESTRICTED  SECURITIES
                                                                      ANNUAL       STOCK     UNDERLYING   LTIP     ALL OTHER
NAME AND PRINCIPAL                               SALARY    BONUS      COMPEN-      AWARDS     OPTIONS/   PAYOUTS    COMPEN-
    POSITION                              YEAR    ($)       ($)     SATION($)/2/   ($)/3/    SARS(#)/4/  ($)/3/   SATION($)/5/
-------------------                      -----  -------   -------  ------------- ---------- ----------- -------- -------------

Charles C. Davis, former Chairman of      1995   234,700/1/   -0-           -0-         -0-         -0-      -0-      325,708/1/
 the Board, President, and CEO            1994   250,000      -0-           -0-         -0-         -0-      -0-          -0-
                                          1993   250,000      -0-           -0-         -0-     128,000      -0-          -0-


William F. Dawson, CEO of RPI and Vice    1995   163,750   78,900         6,000/6/      -0-         -0-      -0-        4,316
 President of NACO and Trails             1994   163,750   84,400         6,000/6/      -0-         -0-      -0-          -0-
                                          1993   163,750   85,100         6,000/6/      -0-      25,000      -0-          -0-


Donald W. Hair,                           1995   160,000   50,000           -0-         -0-         -0-      -0-        2,481
Vice President                            1994   160,000   95,000           -0-         -0-         -0-      -0-          -0-
of NACO                                   1993   183,000   95,000           -0-         -0-         -0-      -0-          -0-

Walter B. Jaccard,                        1995   140,000      -0-           -0-         -0-         -0-      -0-        1,290
Vice President, General Counsel, and      1994   140,000      -0-           -0-         -0-         -0-      -0-          -0-/7/
 Secretary                                1993   134,000      -0-           -0-         -0-      15,000      -0-          -0-


William J. Shaw, Chairman of the Board,   1995   29,800/8/    -0-           -0-         -0-         -0-      -0-          -0-
 President, and CEO                       1994
                                          1993


Harry J. White, Jr., Vice President,      1995   124,032   15,000           -0-         -0-         -0-      -0-       36,454/9/
 CFO, CAO, and Treasurer                  1994   124,032   30,000           -0-         -0-         -0-      -0-          -0-
                                          1993   123,100   28,500           -0-         -0-      25,000      -0-       13,700/9/

--------
/1/ Mr. Davis resigned as an officer of the Company on May 11, 1995, and he ceased to be employed by the Company as of June 8, 1995. Mr. Davis was paid accrued vacation of $17,200 and severance of $250,000 in accordance with his employment agreement, and consulting fees of $57,300 during the period after his employment ended through August 31, 1995, in accordance with his severance agreement. Other compensation also includes matching contributions of $1,208 by the Company under its 401(k) Plan.

/2/ On October 29, 1992, Messrs. Davis, Dawson, Jaccard, and White purchased
 Common Stock from a third party in connection with the Company's repurchase of certain Secured Notes. No amounts are shown as the purchases of Common Stock were made at fair market value.

/3/ The Company did not make any restricted stock awards or any long-term incentive plan payouts during the periods presented other than the matching contributions under the 401(k) Plan described below.

                                  (continued)

(Footnotes continued)

/4/ Awards are grants of stock options pursuant to the Company's 1991 Employee Plan.

/5/ Amounts include matching contributions by the Company under its 401(k) Plan as follows: Mr. Davis, $1,208; Mr. Dawson, $4,316; Mr. Hair, $2,481; Mr. Jaccard, $1,290; and Mr. White, $2,654. Except as noted below, the amounts do not include compensation payable to the named executive officers under their employment agreement upon the termination of their employment if their employment has not terminated because no amounts have been paid or accrued therefor (see "Employment Contracts").

/6/ Mr. Dawson was paid a car allowance of $500 per month during the three reporting periods presented.

/7/ The Company accrued $70,000 at June 30, 1994, for severance compensation under the terms of Mr. Jaccard's employment agreement because Mr. Jaccard declined the Company's offer to relocate to Dallas, Texas. This severance compensation has not yet been paid to Mr. Jaccard, however, because he is still employed by the Company.

/8/ Mr. Shaw became the Company's President and Chief Executive Officer on May
 11, 1995.

/9/ During the year ended June 30, 1995, the Company reimbursed Mr. White
 $33,800 for moving expenses that he incurred during his relocation to Dallas, Texas. During the year ended June 30, 1993, the Company reimbursed Mr. White $13,700 for moving expenses that he incurred during his relocation to Bellevue, Washington.


     Employment Contracts. The Company has entered into an employment agreement dated as of May 11, 1995, with Mr. Shaw. Under this employment agreement, Mr. Shaw's salary is not less than $250,000 per year. If the Company terminates Mr. Shaw, other than for cause, the Company must pay Mr. Shaw a severance payment equal to one year of his salary. In addition, if the Company's major shareholder sells 42% or more of the outstanding Common Stock to an unaffiliated person prior to the date the Company completes a recapitalization or reorganization, the Company must pay Mr. Shaw a change in control bonus equal to two times his annual salary.

     Mr. Shaw's employment agreement also provides that he may receive a one-time bonus equal to 4% to 6% of the amount by which the aggregate market value of the Company's outstanding securities exceeds $75 million at the time he elects to receive the bonus. Mr. Shaw's right to receive this bonus vests 50% on May 11, 1995, another 25% on May 11, 1996, and another 25% on May 11, 1997, although Mr. Shaw may not exercise his right to receive the bonus before January 1, 1996. The Company has obtained an irrevocable standby letter of credit in the amount of $1.5 million on which Mr. Shaw may draw all or part of this bonus if the Company fails to pay the bonus after receiving a request from Mr. Shaw. The Company has deposited $1.5 million with the bank that issued this letter of credit with respect to the Company's reimbursement obligation to the bank in the event Mr. Shaw draws upon the letter of credit.

     On September 14, 1995, the Company entered into an employment agreement with Mr. Gelinas. Under this employment agreement, Mr. Gelinas' salary is not less than $130,000 per year, and he may receive a bonus each year at the discretion of the Company's Chief Executive Officer. If the Company terminates Mr. Gelinas, other than for cause, the Company must pay Mr. Gelinas a severance payment equal to one year of his salary.

     On September 10, 1992, NACO, Trails, and Shorewood Corporation ("RPI") entered into an employment agreement with Mr. Dawson. Under this employment agreement, Mr. Dawson's base salary is not less than $163,750 per year, and he may receive a bonus each year at the discretion of the Company's Chief Executive Officer. If these companies terminate Mr. Dawson other than for cause, they must pay Mr. Dawson a severance payment equal to six months of his base salary.

     On November 2, 1992, the Company and NACO entered into a letter agreement with Mr. Hair. Under this letter agreement, Mr. Hair's base salary is not less than $160,000 per year, and he may receive a discretionary bonus of up to $100,000 per year.

     On December 3, 1992, the Company, NACO, and Trails entered into an employment agreement with Mr. Jaccard. Under this employment agreement, Mr. Jaccard's salary is not less than $140,000 per year. If these companies terminate Mr. Jaccard, other than for cause, they must pay Mr. Jaccard a severance payment equal to six months of his salary.

     On October 21, 1993, the Company entered into an employment agreement with Mr. White. Under this employment agreement, Mr. White's base salary is not less than $124,032 per year, and he may receive a discretionary bonus of up to $30,000 per year. If the Company terminates Mr. White other than for cause, the Company must pay Mr. White a severance payment equal to six months of his base salary.

     Stock Options and Stock Appreciation Rights. In connection with its emergence from Chapter 11, the Company adopted the 1991 Employee Stock Incentive Plan (the "1991 Employee Plan") to enable the Company and its subsidiaries to attract, retain, and motivate their officers, employees, and directors. Awards under the 1991 Employee Plan may take various forms, including (i) shares of Common Stock, (ii) options to acquire shares of Common Stock ("Options"), (iii) securities convertible into shares of Common Stock, (iv) stock appreciation rights, (v) phantom stock, or (vi) performance units. Options granted under the 1991 Employee Plan may be (i) incentive stock options ("ISOs"), which have certain tax benefits and restrictions, or (ii) non-qualified stock options ("Non-Qualified Options"), which do not have any tax benefits and have few restrictions.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") may grant awards under the 1991 Employee Plan until December 30, 2001. The recipient of an award duly granted on or prior to such date may thereafter exercise or settle it in accordance with its terms, although the Company may not issue any shares of Common Stock pursuant to any award after December 30, 2011.

     The Board of Directors may amend or terminate the 1991 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, and (ii) an amendment will not be effective until the stockholders approve it if any national securities exchange or securities association that lists any of the Company's securities requires stockholder approval or if Rule 16b-3 requires stockholder approval.

     The Company reserved 291,780 shares of Common Stock for issuance under the 1991 Employee Plan. In fiscal 1993, the Company granted key employees ISOs covering 285,000 of these shares with an exercise price of $2.50 per share. 39,000 of these ISOs were canceled in fiscal 1995, and 148,000 were canceled during the first quarter of fiscal 1996, as a result of employees leaving the Company. No awards were made under the 1991 Employee Plan in fiscal 1995. In September 1995, the Company granted key employees ISOs covering an additional 135,000 shares with an exercise price of $0.625 per share. These ISOs vest over a three year period at the rate of 33 1/3% per year. The officers named in the summary compensation table above received ISO's as follows: Mr. Dawson, 10,000 shares; Mr. Hair, 10,000 shares; Mr. Jaccard, 15,000 shares; and Mr. White, 15,000 shares. In addition, Mr. Gelinas received ISO's covering 20,000 shares. To date, none of these ISOs has been exercised.

     On December 2, 1993, the Company adopted the 1993 Stock Option and Restricted Stock Purchase Plan (the "1993 Employee Plan") in order to enable the Company and its subsidiaries to attract, retain, and motivate their officers and employees. Awards under the 1993 Employee Plan are restricted to (i) awards of the right to purchase shares of Common Stock ("Stock Awards"), or (ii) awards of Options, which may be either ISOs or Non-Qualified Options. The purchase price for any Stock Awards and the exercise price for any Non-Qualified Options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any ISOs may not be less than the fair market value of the Common Stock on the date of grant.

     The Compensation Committee may grant awards under the 1993 Employee Plan until October 20, 2003. The termination of the 1993 Employee Plan, however, will not alter or impair any rights or obligations under any award previously granted under the plan.

     The Board of Directors may amend or terminate the 1993 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, (ii) an amendment will not be effective until the stockholders approve it if any national securities exchange or securities association that lists any of the Company's securities requires stockholder approval or if Rule 16b-3 requires stockholder approval, and (iii) the stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

     The Company reserved 285,919 shares of Common Stock for issuance under the 1993 Employee Plan. The 1993 Employee Plan, however, limits the number of shares of Common Stock with respect to which awards can be made in any calendar year to any one participant to 200,000 shares. No awards have been made under the 1993 Employee Plan.

     On December 2, 1993, the Company adopted the 1993 Director Stock Option Plan (the "Director Plan"), which provides for the grant of stock options to non-employee directors of the Company. Awards under the Director Plan are restricted to Non-Qualified Options. The Director Plan is designed to be a "formula plan," pursuant to which each non-employee director will automatically receive a grant of Non-Qualified Options to purchase 5,000 shares of Common Stock on the day immediately after each annual meeting of the stockholders at which directors are elected, beginning with the annual meeting held in December 1993. If on any such day, the number of shares of Common Stock remaining available for issuance under the Director Plan is insufficient for the grant of the total number of Non-Qualified Options to which all participants would otherwise be entitled, each participant will receive Non-Qualified Options to purchase a proportionate number of the available number of remaining shares.

     The exercise price of each Non-Qualified Option will be equal to the fair market value on the date of grant of such Option as determined under the Director Plan. Generally, the Director Plan specifies that such fair market value will be the average trading price of the Common Stock during the period beginning 45 days before the date of grant and ending 15 days before the date of grant.

     The Company reserved 50,000 shares of Common Stock for issuance under the Director Plan, all of which were issued as Non-Qualified Options to the non-employee directors of the Company, 25,000 in fiscal 1994 with an exercise price of $2.75 per share and 25,000 in fiscal 1995 with an exercise price of $0.79 per share. As of June 30, 1995, these options were 100% vested and none of them had been exercised.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                       SHARES ACQUIRED                         OPTIONS/SARS AT FY-END      THE-MONEY OPTIONS/SARS
 NAME                  ON EXERCISE (#)    VALUE REALIZED ($)            (#)/1/                   AT FY-END ($)/1/
------                ----------------    ------------------ --------------------------  --------------------------
                                                             EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                             -----------  -------------  -----------  -------------

Charles C. Davis                     0                   0      128,000/2/            0            0              0

William F. Dawson                    0                   0        25,000              0            0              0

Donald W. Hair                       0                   0             0              0            0              0

Walter B. Jaccard                    0                   0        15,000              0            0              0

William J. Shaw                      0                   0             0              0            0              0

Harry J. White, Jr.                  0                   0        25,000              0            0              0

/1/ At June 30, 1995, the Company had options outstanding for which no value is reflected as the fair market value of the Company's stock was less than the exercise price.

/2/ The options held by Mr. Davis at fiscal year-end were forfeited in September
 1995 as a result of his leaving the Company.

     LONG TERM INCENTIVE PLANS. As of June 30, 1995, the Company's long term incentive plans consisted of the employment agreement with Mr. Shaw discussed above, and the Company's Employees Savings Trust (the "401(k) Plan"), which was adopted July 1, 1994, for the purpose of establishing a contributory employee savings plan exempt under Section 401(k) of the Internal Revenue Code. An eligible employee participating in the 401(k) Plan may contribute up to 10% of his or her annual salary, subject to certain limitations. In addition, the Company may make discretionary matching contributions as determined annually by the Company. The Company made matching contributions totaling approximately $213,000 for the year ended June 30, 1995, and has committed to make matching contributions for the year ended June 30, 1996, in an amount equal to 47.5% of the voluntary contribution made by each participant, up to 4% of the participant's annual compensation (a maximum of 1.9% of the participant's annual compensation). Employer contributions are subject to a seven-year vesting schedule.


                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total Stockholder return on the Common Stock for the period from January 1, 1992 (the day the Common Stock commenced trading in the over-the-counter market) to June 30, 1995 with the cumulative total return of the NASDAQ market index (which includes the Company), and a peer group of companies selected by the Company for purposes of the comparison and described more fully below (the "Peer Group"). Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

                  COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG
               THE COMPANY, NASDAQ MARKET INDEX, AND PEER GROUP**

  MEASUREMENT PERIOD
(FISCAL YEAR COVERED)     USTRAILS INC.      PEER GROUP     NASDAQ MARKET
---------------------     -------------      ----------     -------------
Measurement Point-
January 1, 1992              100.00            100.00          100.00
FYE 6/30/92                  125.00            120.79           93.00
FYE 6/30/93                  200.00            165.55          114.16
FYE 6/30/94                  175.00            147.57          125.19
FYE 6/30/95                   50.00            200.83          146.83

       Assumes $100 invested on January 1, 1992 in Common Stock, NASDAQ market index, and Peer Group

-------------
      *Total Return assumes reinvestment of dividends
     **Fiscal year ending June 30

     The Peer Group selected by the Company for the above Performance Graph is based on SIC Code 799 - Miscellaneous Amusement & Recreation Services - that is presently comprised of the following companies: Acres Gaming, Inc., Alliance Gaming Corporation, Alpha Hospitality Corporation, American Bingo & Gaming Corporation, American Casino Enterprises, Inc., Anchor Gaming, Inc., Argosy Gaming Company, Aztar Corporation, Bally Entertainment Corporation, BoomTown, Inc., Boyd Gaming Corporation, Brassie Golf Corporation, Casino America, Inc., Cedar Fair, LP, Century Casinos, Inc., Childrobics, Inc., Cinema Ride, Inc., Circus Circus Enterprises, Inc., Colorado Casino Resorts, Inc., Crown Casino Corporation, Elsinore Corporation, Encore Marketing International, Family Golf Centers, Inc., Gaming Corporation of America, Gaming World International, Global Resources, Inc., Golf Enterprises, Inc., Grand Casinos, Inc., Grand Gaming Corporation, Great American Recreation, Inc., Griffin Gaming & Entertainment, Inc., Imax Corporation, International Lottery, Inc., Irata, Inc., Jackpot Enterprises, Inc., Jillian's Entertainment Corporation, Lady Luck Gaming Corporation, Laser Video Network, Inc., Lone Star Casino Corporation, Master Glazier's Karate, Inc., Mirage Resorts, Inc., Mountasia Entertainment International, National Gaming Corporation, Players International, Inc., Pratt Hotel, President Casinos, Inc., Renaissance Entertainment Corporation, Rio Hotel and Casino, Inc., S-K-I, Ltd., Sahara Gaming Corporation, Sands Regent, Inc., Senior Tour Players Development, Inc., Showboat, Inc., Sky Games International Ltd., Skylands Park Management, Inc., Skyline Multimedia Entertainment, Inc., Southshore Corporation, Sports Club Co., Inc., Stratosphere Corporation, and Walt Disney Company. During the year ended June 30, 1995, the following companies were added to the Peer Group: Alliance Gaming Corporation, American Bingo & Gaming Corporation, Brassie Golf Corporation, Cinema Ride, Inc., Colorado Casino Resorts, Inc., Crown Casino Corporation, Family Golf Centers, Inc., Golf Enterprises, Inc., Grand Gaming Corporation, Griffin Gaming & Entertainment, Inc., Irata, Inc., National Gaming Corporation, Renaissance Entertainment Corporation, Rio Hotel and Casino, Inc., Senior Tour Players Development, Inc., Sky Games International, Ltd., and Sports Club Co., Inc. During the year ended June 30, 1995, the following companies were deleted from the Peer Group: Buckeye Communications, Inc., Caesars World, Inc., Creator Capital, Inc., Gamma International Ltd., International Gaming Management, Inc., Las Vegas Major League SPR, MCDC Casino Corporation, MGM Grand, Inc., Resorts International, Sahara Casino Partners, LP, and United Gaming, Inc. The companies in the Peer Group provide a broad range of amusement and recreation services in several industries.


                                 SECTION 16(a)

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the shares of Common Stock to file with the SEC initial reports of Common Stock ownership and reports of changes in ownership therein. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended June 30, 1995, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers, and greater than 10% shareholders were complied with except for the initial report of Mr. Shaw which was filed late.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             (ITEM 2 ON PROXY CARD)

     The Audit Committee and the Board of Directors have selected Arthur Andersen as the Company's independent certified public accountants for the fiscal year ending June 30, 1996, subject to the Stockholders ratifying such selection at the Annual Meeting. Arthur Andersen previously audited the accounts of the Company for fiscal 1995, 1994, and 1993, and for the twelve months ended June 30, 1992. Representatives of Arthur Andersen will be present at the Annual Meeting and may make a statement thereat if they desire. These representatives will also be available to respond to appropriate questions from the Stockholders.

     Audit services of Arthur Andersen for fiscal 1995 included the examination of the consolidated financial statements of the Company and its subsidiaries and services related to filings with the SEC. The Audit Committee meets with Arthur Andersen on an annual basis at which time the Audit Committee reviews both audit and nonaudit services performed by Arthur Andersen for the preceding year as well as the fees charged by Arthur Andersen for such services. Nonaudit services are approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditor's independence.

              STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     The Company's 1996 annual meeting of Stockholders is scheduled to be held on December 5, 1996. To be considered for inclusion in the Company's proxy statement for that meeting, Stockholder proposals must be received at the Company's principal executive offices no later than July 31, 1996.

                           INCORPORATION BY REFERENCE

     With respect to any past or future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings "Report of the Compensation Committee" and "Performance Graph" shall nevertheless not be so incorporated.


                                   FORM 10-K

     The Company previously sent to each Stockholder a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 1995, which the Company has filed with the SEC. Upon request, the Company will send to any Stockholder an additional copy of the Annual Report on Form 10-K. In addition, the Company will furnish to any Stockholder copies of any exhibits thereto if such Stockholder reimburses the Company for its costs in furnishing such exhibits.


                              By Order of the Board of Directors

                              /S/ WALTER B. JACCARD

                              WALTER B. JACCARD
                              Vice President, General Counsel, and Secretary


Dallas, Texas
November 10, 1995

PROXY                            USTRAILS INC.
                          2711 LBJ FREEWAY, SUITE 200
                              DALLAS, TEXAS  75234
                          TELEPHONE NO. (214) 243-2228

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Walter B. Jaccard and Harry J. White, Jr., as Proxyholders, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated below, all the shares of the common stock of USTrails Inc. (the "Company"), held of record by the undersigned on November 7, 1995, at the annual meeting of stockholders to be held on December 7, 1995, and any adjournment thereof.

  The board of directors of the Company (the "Board of Directors") recommends a vote "FOR" the following proposals.

1.  ELECTION OF DIRECTORS      / /FOR all nominees     / /WITHHOLD AUTHORITY to
                                  listed below (except    vote for all nominees
                                  as marked to the
                                  contrary below)

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  Nominees:
  ANDREW M. BOAS . WILLIAM P. KOVACS . DONALD R. LEOPOLD . H. SEAN MATHIS . DOUGLAS K. NELSON . WILLIAM J. SHAW

2. RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

/ /FOR ratification of the  / /AGAINST ratification of  / /ABSTAIN from voting
   nominee listed below        the nominee listed below    for ratification of
                                                           the nominee listed
                                                           below

  Nominee:
  ARTHUR ANDERSEN LLP

3. In their discretion, the Proxyholders are authorized to (a) vote upon such other matters presented at the meeting that the Board of Directors did not know would be presented a reasonable time before this solicitation, (b) vote to approve the minutes of the last annual meeting of stockholders (which approval will not amount to ratification of the action taken at that meeting), (c) vote for the election of such substitute nominees for director as the Board of Directors may propose if any of the nominees listed above are unavailable to stand for election as a result of unforeseen circumstances, and (d) vote upon matters incident to the conduct of the meeting.

  THE PROXYHOLDERS WILL VOTE THE UNDERSIGNED'S SHARES OF COMMON STOCK IN THE MANNER DIRECTED HEREIN. IF THE UNDERSIGNED DOES NOT GIVE ANY DIRECTIONS HEREIN, THE PROXYHOLDERS WILL VOTE SUCH SHARES FOR PROPOSALS 1 AND 2.

  Please sign and date below. When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, an authorized officer should sign in the name of the corporation. If a partnership, a general partner should sign in the name of the partnership.

                                 DATED:________________________________, 1995

                                 ____________________________________________
                                                    Signature

                                 ____________________________________________
                                           Signature if held jointly

                                 PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.